CERTIFICATE OF AMENDMENT

                     Pursuant to Section 18-202 of the
                       Limited Liability Company Act

            FIRST: The name of the limited liability company is Excelsior Venture Partners Fund III, LLC.

            SECOND: The Certificate of Formation is hereby amended to change the name of the limited liability company to Excelsior Venture Investors III, LLC.

            THIRD: Accordingly, Article 1 of the Certificate of Formation shall, as amended, read as follows:

            1. "The name of the limited liability company is Excelsior Venture Investors III, LLC."

            IN WITNESS WHEREOF, the undersigned authorized person has executed this Certificate of Amendment this 30th day of August, 2000.


                              EXCELSIOR VENTURE PARTNERS FUND III, LLC


                              By: /s/ James F. Rorer
                                 -------------------------------------
                              Name:  James F. Rorer
                              Title: Authorized Person